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                                                                     EXHIBIT 1.1




                 DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION
                    DISTRIBUTION FINANCIAL SERVICES RV TRUSTS

                Asset Backed Notes and Asset Backed Certificates

                             UNDERWRITING AGREEMENT

                                                               November 20, 2001


DEUTSCHE BANC ALEX. BROWN INC.

     Acting on behalf of itself and, if applicable, as the Representative of the several Underwriters named in Schedule 1 to the Terms Agreement (in either such capacity sometimes herein the "Representative")
     31 West 52nd Street
     New York, New York 10019

Ladies and Gentlemen:

         Section 1. Introductory. Deutsche Recreational Asset Funding Corporation, a Nevada corporation (the "Depositor"), proposes to sell Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates" and together with the Notes, the "Securities") from time to time in one or more series (each, a "Series"). Each Series, which may include one or more classes of Notes and/or one or more classes of Certificates, will be issued by a trust formed with respect to such Series (each, a "Trust"). Each Trust will be formed pursuant to a Trust Agreement (including any related Amended and Restated Trust Agreement, each a "Trust Agreement") to be entered into between the Depositor and the trustee specified therein (the "Owner Trustee"). Each Series of Notes will be issued and secured pursuant to an Indenture (an "Indenture") between the Trust and the indenture trustee specified therein (the "Indenture Trustee" and together with the Owner Trustee, the "Trustees") and will represent indebtedness of the related Trust. Each Certificate will represent a fractional undivided interest in the related Trust. The assets of the Trust (the "Trust Property") will include, among other things, a pool of retail installment sale contracts, installment loans, or notes (the "Receivables") secured by new or used recreational vehicles and/or recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail), certain monies due or received thereunder, security interests in the items financed thereby and certain other property that shall have secured a Receivable and that shall be obtained by the applicable Trust incidental to a foreclosure or repossession in the event of a payment default.

         The Securities are more fully described in the Registration Statement (as defined herein). Each Series of Securities and any classes of Securities (each, a "Class") within such Series may
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vary as to, among other things, number and types of Classes, principal or notional amount, interest rate, the percentage interest, if any, evidenced by each Class in the payments of principal of and interest on, or with respect to, the Trust Property, priority of payment among Classes, credit enhancement with respect to the related Trust Property or Securities, the Classes of such Series subject to this Underwriting Agreement, and any other terms contemplated by the Terms Agreement (as defined herein) with respect to the Securities of such Series.

         Each offering of the Securities to which this Underwriting Agreement applies will be made pursuant to the Registration Statement through the Representative or through an underwriting syndicate managed by the Representative. Whenever the Depositor determines to form a Trust and to make such an offering of Securities of a Series, it will enter into an appropriate agreement (the "Terms Agreement"), a form of which is attached hereto as Exhibit A, providing for the sale of certain classes of such Securities to, and the purchase and offering thereof by, the Representative and such other underwriters, if any, as have authorized the Representative to enter into such Terms Agreement on their behalf (the "Underwriters," which term shall include the Representative, whether acting alone in the sale of such Securities, in which case any reference herein to the Representative shall be deemed to refer to the Representative in its individual capacity as Underwriter of the Securities, or as a member of an underwriting syndicate). Such Terms Agreement shall specify the undivided interest, principal or notional amount of each Class of the Securities to be issued, the Classes of Securities subject to this Underwriting Agreement, the price at which such Classes of Securities are to be purchased by the Underwriters from the Depositor and the initial public offering price or prices or the method by which the price or prices at which such Securities are to be sold will be determined.

         Each such offering of Securities as to which Deutsche Banc Alex. Brown Inc. is the sole underwriter or acts as the Representative of the several Underwriters will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement, and this Underwriting Agreement and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of such Securities. This Underwriting Agreement is non-exclusive, and the Depositor may enter into any other underwriting agreement with any other underwriter with respect to the offering and sale of Securities of a Series.

         Section 2. Representations, Warranties and Covenants of DFS and the Depositor. Each of Deutsche Financial Services Corporation ("DFS") and the Depositor, as applicable, represents and warrants to, and agrees with, each Underwriter, as of the date of the related Terms Agreement, that:

         (a) The registration statement specified in the related Terms Agreement, on Form S-3, including a prospectus, has been filed with the Securities and Exchange Commission (the "Commission") for the registration under the Securities Act of 1933, as amended (the "Act"), of the Securities, which registration statement has been declared effective by the Commission. Such registration statement, as amended to the date of the related Terms Agreement, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the effective date of the Registration Statement (as such date is defined in Rule

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158(c) under the Act, the "Effective Date"), is hereinafter called the
"Registration Statement," and such prospectus, as such prospectus is supplemented by a prospectus supplement relating to the Securities of the related Series, each in the form first filed after the date of the related Terms Agreement pursuant to Rule 424(b) under the Act, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Exchange Act on or before the date of such prospectus supplement (such prospectus supplement, including such incorporated documents, in the form first filed after the date of the related Terms Agreement pursuant to Rule 424(b) is hereinafter called the "Prospectus Supplement"), is hereinafter called the "Prospectus" (except where the context requires otherwise). Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date or the issue date of the Prospectus or Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Act.

         (b) The related Registration Statement, at the time it became effective, and the prospectus contained therein, and any amendments thereof and supplements thereto filed prior to the date of the related Terms Agreement, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations"); on the date of the related Terms Agreement and on the related Closing Date, the Registration Statement, the Prospectus and the related Prospectus Supplement, and any amendments thereof and supplements thereto, will conform in all material respects to the requirements of the Act and the Rules and Regulations; such Registration Statement, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; such Prospectus and Prospectus Supplement, on the date of any filing pursuant to Rule 424(b) and on the related Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that neither DFS nor the Depositor makes any representations or warranties as to the information contained in or omitted from (A) such Registration Statement or such Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of the Underwriters specifically for use in the preparation thereof as specified in the related Terms Agreement or
(B) any ABS Filing (as defined herein), or in any amendment thereof or supplement thereto, incorporated by reference in such Registration Statement or such Prospectus (or any amendment thereof or supplement thereto).

         (c) Each of DFS, Ganis Credit Corporation ("Ganis") and the Depositor is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification, with corporate power to own, lease and operate its property and conduct its business as it is currently conducted.

         (d) Each of DFS, Ganis and the Depositor has, and will have, the requisite power to execute and deliver each this Underwriting Agreement and each Trust Agreement, Indenture,


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transfer and servicing agreement, transfer agreement or other document executed by any of them in connection with the issuance and sale of the related Securities (each, an "Agreement") (as applicable) and Terms Agreement and to perform their respective obligations hereunder and thereunder.

         (e) Each of the Agreements (as applicable), Terms Agreements and this Underwriting Agreement has been, or will be, duly and validly authorized, executed and delivered by each of DFS, Ganis and the Depositor, and each of the Agreements (as applicable), Terms Agreements and this Underwriting Agreement constitutes, or will constitute, the valid, legal and binding obligation of each of DFS, Ganis and the Depositor, enforceable against each of DFS, Ganis and the Depositor in accordance with its terms.

         (f) The Securities of each Series conform, or will conform as of the related Closing Date, to the description thereof contained in the Registration Statement, the Prospectus, and the related Prospectus Supplement; and the Securities of such Series, on the related Closing Date, will have been duly and validly authorized and, when such Securities are duly and validly executed, issued and delivered in accordance with the related Agreement, and sold to the Underwriters as provided herein and in the related Terms Agreement, will each be validly issued and outstanding and entitled to the benefits of such Agreement.

         (g) Neither the execution and delivery by DFS, Ganis or the Depositor of any Agreement (as applicable), Terms Agreement or this Underwriting Agreement nor the consummation by DFS, Ganis or the Depositor of the transactions contemplated herein or therein, nor the issuance of the Securities of a Series by a Trust or the public offering thereof as contemplated in the Prospectus and the applicable Prospectus Supplement, will conflict in any material respect with or result in a material breach of, or constitute a material default (with notice or passage of time or both) under, or result in the imposition of any lien, pledge, charge, encumbrance, adverse claim or other security interest of any other person (collectively, "Liens") upon any of the property or assets of DFS, Ganis or the Depositor (except as required or permitted pursuant thereto or hereto), pursuant to any material mortgage, indenture, loan agreement, contract or other instrument to which DFS, Ganis or the Depositor is party or by which either of them is bound, nor will such action result in any violation of any provisions of any applicable law, administrative regulation or administrative or court decree, the certificate of incorporation or by-laws of DFS, Ganis or the Depositor. None of DFS, Ganis or the Depositor is in violation of its certificate of incorporation, in default in any material respect in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, trust agreement, transfer and servicing agreement or other instrument to which it is a party or by which it may be bound, or to which any material portion of its property or assets is subject.

         (h) No legal or governmental proceedings are pending to which DFS, Ganis or the Depositor is a party or of which any property of DFS, Ganis or the Depositor is the subject, which if determined adversely to DFS, Ganis or the Depositor would, individually or in the aggregate, have a material adverse effect on the financial position, shareholders' equity or results of operations of DFS, Ganis or the Depositor; and to the best of DFS's or the Depositor's


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knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (i) No consent, approval, authorization or order of, or registration, filing or declaration with, any court or governmental agency or body is required, or will be required, in connection with (i) the execution and delivery by DFS, Ganis or the Depositor of any Agreement (as applicable), Terms Agreement or this Underwriting Agreement or the performance by DFS, Ganis or the Depositor of any Agreement (as applicable), Terms Agreement or this Underwriting Agreement or (ii) the offer, sale or delivery of the Securities of any Series, except such as shall have been obtained or made, as the case may be, or will be obtained or made, as the case may be, prior to the applicable Closing Date, or will not materially adversely affect the ability of DFS, Ganis or the Depositor to perform its obligations under any Agreement (as applicable), Terms Agreement or this Underwriting Agreement.

         (j) Each of DFS, Ganis and the Depositor possesses, and will possess, all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus and Prospectus Supplement, except to the extent that the failure to have such licenses, certificates, authorities or permits does not have a material adverse effect on the Securities of any Series or the financial condition of DFS, Ganis or the Depositor, and none of DFS, Ganis or the Depositor has received, nor will have received as of each Closing Date, any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition.

         (k) On the related Closing Date, (i) the Depositor will have good and marketable title to the related Receivables being transferred by it to the Trust pursuant thereto, free and clear of any Lien, except to the extent permitted in the applicable Agreement, (ii) the Depositor will not have assigned to any person any of its right, title or interest in such Receivables or in the applicable Agreement, (iii) the Depositor will have the power and authority to sell such Receivables to the Trust, and upon execution and delivery of the applicable Agreement by the Owner Trustee, the Trust will have good and marketable title thereto, in each case free of Liens other than any Lien created by an Underwriter, and (iv) if applicable, the related Trust shall have the power and authority to assign such Receivables to the related Indenture Trustee, and, upon execution and delivery of the related Indenture, such Indenture Trustee will have all the interest in such Receivables conveyed thereby, free of Liens other than any Lien created by an Underwriter.

         (l) The properties and businesses of each of DFS, Ganis and the Depositor conform, and will conform, in all material respects, to the descriptions thereof contained in the Prospectus and the Prospectus Supplements.

         (m) Since the date as of which information is given in the Registration Statement, there has not been any material adverse change in the business or net worth of the Depositor, Ganis or DFS.


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         (n) None of the Trust, Ganis or the Depositor is an "investment company" and none is required to be registered as an "investment company," as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

         Section 3. Purchase, Sale and Delivery of Securities. (a) On the basis of the representations, warranties and agreements contained in this Underwriting Agreement and in the Terms Agreement for a particular offering of Securities, but subject to the terms and conditions set forth in this Underwriting Agreement and subject to the execution of such Terms Agreement, the Depositor agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Depositor, the respective original principal amounts of the related Securities set forth in the related Terms Agreement opposite the name of such Underwriter, plus any additional original principal amount of Securities which such Underwriter may be obligated to purchase pursuant to Section 12 hereof, at the purchase price therefor set forth in such Terms Agreement.

         The parties hereto agree that settlement for all securities sold pursuant to this Underwriting Agreement shall take place on the terms set forth herein and not as set forth in Rule 15c6-1(a) under the Exchange Act.

         (b) Against payment of the purchase price specified in the applicable Terms Agreement in same day funds drawn to the order of the Depositor (or paid by such other manner as may be agreed upon by the Depositor and the Representative), the Depositor will deliver the related Securities of a Series to the Underwriters at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 at such time as shall be specified in such Terms Agreement, or at such other place and time as the Representative and the Depositor shall agree upon, each such time being herein referred to as a "Closing Date." The Securities of each Series will initially be in definitive, fully registered form or will be maintained through the facilities of The Depository Trust Company, as indicated in the applicable Prospectus Supplement.

         Section 4. Public Offering of Securities. It is understood by the parties hereto that, after the Registration Statement becomes effective, the Underwriters propose to offer the Securities for sale to the public (which may include selected dealers), as set forth in the Prospectus.

         Section 5. Covenants of DFS and the Depositor. Each of DFS and the Depositor jointly and severally covenants and agrees with each Underwriter:

         (a) That immediately following the execution of each Terms Agreement, the Depositor shall prepare a Prospectus Supplement setting forth the amount of Securities covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which such Securities are to be purchased by the Underwriters from the Depositor, either the initial public offering price or the method by which the price at which such Securities are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Representative and the Depositor deem appropriate in connection with the offering of such Securities; provided, however, that each of DFS and the Depositor shall make no amendment or supplement to the Registration Statement affecting or relating to any material extent to the Securities of a Series to which this Underwriting Agreement relates, and shall make no


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amendment or supplement to the Prospectus or the Prospectus Supplement without furnishing the Representative with a copy of the proposed form thereof and providing the Representative with a reasonable opportunity to review the same, and shall not file any such amendment or supplement to which the Representative shall reasonably object; and, provided further, that each of DFS and the Depositor shall advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or the Prospectus Supplement or any amended Prospectus or Prospectus Supplement has been filed or mailed for filing, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Securities of a Series for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or the Prospectus Supplement or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any Prospectus or Prospectus Supplement relating to the Securities of a Series or suspending any such qualification, promptly shall use its best efforts to obtain its withdrawal.

         (b) That the Depositor shall cause any Computational Materials and any Structural Term Sheets (each as defined herein) with respect to the Securities of a Series that are delivered by an Underwriter to the Depositor pursuant to
Section 9 to be filed with the Commission on a Current Report on Form 8-K (an "ABS Filing") pursuant to Rule l3a-11 under the Exchange Act on the business day immediately following the later of (i) the day on which such Computational Materials and Structural Term Sheets are delivered to counsel for the Depositor by an Underwriter prior to 1:00 p.m. New York time and (ii) the date on which the related Prospectus Supplement is first made available to the public. The Depositor shall cause any Collateral Term Sheet with respect to the Securities of a Series that is delivered by the Representative to the Depositor in accordance with the provisions of Section 10 to be filed with the Commission on an ABS Filing pursuant to Rule l3a-l1 under the Exchange Act on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for the Depositor by the Representative. Each such ABS Filing shall be incorporated by reference in the related Prospectus and the related Registration Statement.

         (c) Promptly from time to time to take such action as the Representative may reasonably request in order to qualify the Securities of a Series for offering and sale under the securities laws of such states as the Representative may request and to continue such qualifications in effect so long as necessary under such laws for the distribution of such Securities; provided, that in connection therewith neither DFS nor the Depositor shall be required to qualify as a foreign corporation to do business or to file a general consent to service of process in any jurisdiction.

         (d) To furnish to each Underwriter copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as such Underwriter may from time to time reasonably request; and, if the delivery of a Prospectus or Prospectus Supplement shall be at the time required by law in connection with sales of the Securities of a Series and either (i) any event shall have occurred as a result of which the Prospectus or Prospectus Supplement would include any untrue statement


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of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or Prospectus Supplement, to notify the Representative and to prepare and furnish to the Representative as the Representative may from time to time reasonably request an amendment or a supplement to the Prospectus or Prospectus Supplement which will correct such statement or omission or effect such compliance, or if it is necessary at any time to amend or supplement the Prospectus or Prospectus Supplement to comply with the Act or the Rules and Regulations, the Depositor will promptly prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance;
provided, however, that the Depositor will not be required to file any such amendment or supplement with respect to any Computational Materials, Structural Term Sheets or Collateral Term Sheets incorporated by reference in the Prospectus other than any amendments or supplements of such Computational Materials or Structural Term Sheets that are furnished to the Depositor by the Underwriters pursuant to Section 9(c) hereof or any amendments or supplements of such Collateral Term Sheets that are furnished to the Depositor by the Underwriters pursuant to Section 10(c) hereof which are required to be filed in accordance therewith.

         (e) To file or cause to be filed with the Commission all reports required to be filed with respect to each Series pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

         (f) So long as any of the Securities of a Series are outstanding, to furnish each Underwriter copies of all reports or other communications (financial or other) furnished to holders of such Securities, and to deliver to the Underwriters during such same period (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission and (ii) such additional information concerning the business and financial condition of the Depositor as such Underwriter may from time to time reasonably request.

         (g) To pay all expenses (other than fees of counsel for the Underwriters, except as provided below) incident to the performance of the obligations under this Underwriting Agreement and the related Terms Agreement, including:

                  (i) the word processing, printing and filing of the Registration Statement as originally filed and of each amendment thereto;

                  (ii) the reproduction of this Underwriting Agreement and the related Terms Agreement;

                  (iii) the preparation, printing, issuance and delivery of the Securities of each Series to the Underwriters;

                  (iv) the fees and disbursements of counsel and accountants for DFS and/or the Depositor;

                  (v) the qualification of the Securities of a Series under securities laws in accordance with the provisions of Section 5(c) hereof, including filing fees and the


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         reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey;

                  (vi) if requested by the Representative, the determination of the eligibility of the Securities for investment and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Legal Investment Memorandum;

                  (vii) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Prospectus and Prospectus Supplement and any amendments or supplements thereto;

                  (viii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and, if requested by the Representative, the Legal Investment Memorandum, if any;

                  (ix) the fees of any rating agency rating the Securities of a Series; and

                  (x) the fees and expenses of each Trustee and its counsel.

         If the sale of the Securities of a Series is not consummated by reason of any failure, refusal or inability on the part of DFS or the Depositor to perform any agreement on its part to be performed, or because any condition of the Underwriters' obligations hereunder required to be fulfilled shall not have been fulfilled (other than as a result of any breach or default by the Underwriters), each of DFS and the Depositor shall jointly and severally be obligated to reimburse the Underwriters for all out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters. For purposes of the preceding sentence, the conditions in clauses (ii) and (iii) of Section 6(d) shall not be conditions required to be fulfilled by DFS or the Depositor.

         (h) So long as the Securities of a Series are outstanding, or until such time as each Underwriter shall cease to maintain a secondary market in such Securities, whichever occurs first, to deliver to each Underwriter all statements and reports furnished to the related Trustee pursuant the applicable Agreement, as soon as such statements and reports are furnished to such Trustee.

         (i) From and after the related Closing Date, not to take any action inconsistent with the related Trust's ownership of the related Receivables other than as permitted by the applicable Agreement.

         (j) To the extent, if any, that the rating provided with respect to any Class of Securities of a Series by a rating agency or agencies that initially rate such Securities is conditional upon the furnishing of documents or the taking of any other actions by DFS and/or the Depositor, to furnish such documents and take any such other actions.


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         (k) That during the period when a prospectus is required by law to be delivered in connection with the sale of the Securities of a Series pursuant to this Underwriting Agreement and the related Terms Agreement, the Depositor will file, or cause the related Trustee to file on behalf of the related Trust, on a timely and complete basis, all documents that are required to be filed by such Trust with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

         (l) The Depositor will file the Prospectus, with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Representative, subparagraph (5)) of Rule 424(b) no later than the second business day following the date it is first used. The Depositor will advise the Representative promptly of any such filing pursuant to Rule 424(b).

         Section 6. Conditions Precedent to the Obligations of the Underwriters. The obligation of the Underwriters to purchase and pay for the Securities of a Series is subject to the accuracy of the representations and warranties on the part of DFS and the Depositor herein and in the related Terms Agreement as of the respective dates thereof and the related Closing Date, to the accuracy of the statements of officers of DFS and the Depositor made pursuant to the provisions hereof and thereof, to the performance by each of DFS and the Depositor of its obligations hereunder and thereunder and to the following additional conditions precedent:

         (a) Prior to the related Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of DFS or the Depositor, shall be contemplated by the Commission. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.

         (b) Each of DFS and the Depositor shall have delivered on or before the related Closing Date to the Representative a certificate, dated as of such Closing Date, signed by its president, a senior vice president or a vice president to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, each related Agreement and this Underwriting Agreement and related Terms Agreement and that:

                  (i) to the best of such officer's knowledge, the representations and warranties of DFS and/or the Depositor, as the case may be, in this Underwriting Agreement and the related Terms Agreement are true and correct in all material respects at and as of such Closing Date with the same effect as if made on such Closing Date;

                  (ii) each of DFS and the Depositor, as the case may be, has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

                  (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to DFS's or the Depositor's knowledge, threatened as of such Closing Date; and


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                  (iv) nothing has come to such person's attention that would lead such person to believe that the Prospectus as amended and supplemented as of such Closing Date contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) Since the respective dates as of which information is given in the Prospectus and Prospectus Supplement, there shall not have occurred any material adverse change or any development involving a prospective material adverse change in or affecting particularly the business or assets of the related Trust, the Depositor or DFS or any material adverse change in the financial position or results or operations of such Trust, the Depositor or DFS otherwise than as set forth or contemplated in the Prospectus and Prospectus Supplement, which in any such case makes it impracticable or inadvisable in the Representative's judgment to proceed with the public offering or the delivery of the related Securities on the terms and in the manner contemplated in the related Terms Agreement and Prospectus and Prospectus Supplement.

         (d) Subsequent to the execution and delivery of a Terms Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business, financial condition or properties of DFS, Ganis or the Depositor which, in the Representative's judgment, materially impairs the investment quality of the related Securities, (ii) any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities, any declaration of war or national emergency by Congress, or any other substantial national or international calamity emergency, calamity or crisis, the effect of which is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to market such Securities or to enforce contracts for the sale of such Securities, (iii) the suspension of trading generally by either the American Stock Exchange, NASDAQ National Market or the New York Stock Exchange, or the establishment of minimum or maximum prices or ranges of prices, by either of such exchanges or by order of the Commission or any other governmental authority, or any banking moratorium declared by Federal, Missouri or New York authorities or (iv) any event that would constitute a default under such Terms Agreement or this Underwriting Agreement or default in the performance of DFS's or the Depositor's obligations under any related Agreement or which, with the passage of time or the giving of notice or both, would constitute such default.

         (e) The Representative shall have received from counsel (who shall be satisfactory to the Representative) for DFS and the Depositor, an opinion, dated the related Closing Date, addressed to the Underwriters and satisfactory in form and substance to the Representative and to counsel to the Underwriters, with respect to the matters set forth in Exhibit B hereto.

         (f) The Representative shall have received from counsel (who shall be satisfactory to the Representative) for Ganis, an opinion, dated the related Closing Date, addressed to the Underwriters and satisfactory in form and substance to the Representative and to counsel to the Underwriters.

         (g) The Representative shall have received from counsel (who shall be satisfactory to the Representative) for the Depositor, an opinion, dated the related Closing Date and satisfactory in form and substance to the Representative and to counsel to the Underwriters, to the effect that the information in the Prospectus and Prospectus Supplement under the heading "State and Local Tax Consequences," to the extent it constitutes matters of Missouri, Illinois, California or New York law or legal conclusions with respect thereto, has been reviewed by such counsel and is correct in all material respects.

         (h) The Representative shall have received from counsel (who shall be satisfactory to the Representative) for DFS and the Depositor, an opinion, dated the related Closing Date, addressed to the Underwriters and satisfactory in form and substance to the Representative and to counsel to the Underwriters, relating to certain insolvency and bankruptcy matters and federal income tax matters.

         (i) The Representative shall have received from counsel (who shall be satisfactory to the Representative) for each Trustee, an opinion, dated the related Closing Date, addressed to the Underwriters, DFS and the Depositor and satisfactory in form and substance to the Representative and to counsel to the Underwriters, in substantially the form of Exhibit C hereto.

         (j) The Representative shall have received from counsel (who shall be satisfactory to the Representative) for each Trust, an opinion, dated the related Closing Date, addressed to the Underwriters and satisfactory in form and substance to the Representative and to counsel to the Underwriters.

         (k) The Representative shall have received from counsel to the Underwriters, an opinion with respect securities law matters, dated the related Closing Date, addressed to the Underwriters and satisfactory in form and substance to the Representative.

         (l) The Representative shall have received an officer's certificate dated the related Closing Date of the chairman of the board, the president, an executive vice president or the treasurer of each Trustee in which such officer shall state that, to the best of his/her knowledge after reasonable investigation, the representations and warranties of such Trustee contained in the related Agreement are true and correct in all material respects, and that such Trustee has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied under the related Agreement at or prior to such Closing Date.

         (m) Each Trustee shall have furnished to the Representative a certificate of the Trustee, signed by one or more duly authorized officers of such Trustee, dated the related Closing Date, as to the due acceptance of the related Agreement by such Trustee and the due execution and delivery of the Securities of such Series by such Trustee thereunder and such other matters as the Representative shall reasonably request.

         (n) Counsel to DFS and the Depositor shall have furnished to the Representative any opinions supplied to the rating agencies relating to certain matters with respect to the Securities of a Series, which opinions shall also be addressed to the Underwriters. Drafts of such opinions shall have been furnished to the Representative no later than five business days prior to the related Closing Date.

         (o) The Representative shall have received a letter, dated the related Closing Date and addressed to the Underwriters, from certified public accountants (who shall be satisfactory to the Representative), substantially in the form approved by the Representative and counsel to the Underwriters.

         (p) The Representative shall have received a copy of (i) a file-stamped acknowledgment copy of each UCC-1 financing statement on Form UCC-1 appropriately filed with respect to the transfer of the related Receivables by DFS to Ganis and by Ganis to the Depositor, identifying such Receivables as collateral, (ii) a file-stamped acknowledgment copy of each UCC-1 financing statement on Form UCC-l appropriately filed with respect to the transfer of the related Receivables by the Depositor to the Owner Trustee pursuant to the related Agreement, identifying such Receivables as collateral and naming the Depositor as debtor and the Trust as the secured party, and (iii) if applicable, a file-stamped acknowledgment copy of each UCC-1 financing statement on Form UCC-1 appropriately filed with respect to the grant of the related Receivables by the Trust to the Indenture Trustee pursuant to the related Indenture, identifying such Receivables as collateral and naming the Trust as debtor and the Indenture Trustee as the secured party.

         (q) All documents incident to the Agreements, Terms Agreements and this Underwriting Agreement shall be reasonably satisfactory in form and substance to the Representative and counsel to the Underwriters; and all actions taken by the Depositor to authorize the offering and sale of the Securities of a Series shall be reasonably satisfactory in form and substance to the Representative arid counsel to the Underwriters; and DFS and/or the Depositor shall furnish the Representative and counsel to the Underwriters with such other opinions, certificates, letters and documents as the Representative or counsel to the Underwriters shall reasonably request.

         (r) The Securities of the related Series shall have received the ratings specified in the related Terms Agreement without any negative outlook.

         (s) On or prior to the related Closing Date, there has been no downgrading, nor has any notice been given of (i) any intended or possible downgrading or (ii) any review or possible changes in rating the direction of which has not been indicated, in the rating accorded and originally requested by and paid for by or on behalf of the Depositor relating to any previously issued asset-backed securities of any Trust by any "nationally recognized statistical rating organization" (as such terms is defined for purposes of the Exchange
Act).

         (t) On the Closing Date, each of the Agreements and the Securities shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder. The Agreements and the Securities shall be substantially in the forms heretofore provided to the Representative.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement (with respect to the related Securities) and the related Terms Agreement may be terminated by the Representative by notice to the Depositor at any time at or prior to the related Closing Date, and such termination shall be without liability of any party to any other party except as provided in
Section 5 hereof.

         Section 7. Indemnification and Contribution. (a) Each of DFS and the Depositor shall, jointly and severally, indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or an ABS Filing, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and

                  (iii) against any and all expense whatsoever (including, subject to Section 7(c) hereof, the reasonable fees and disbursements of counsel chosen by the Representative) incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or
         (ii) above;

provided, however, that this Section 7 shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made (A) in reliance upon and in conformity with written information furnished to the Depositor by the Representative expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and set forth in the Prospectus and in the Prospectus Supplement, in each case as specified in the related Terms Agreement, or (B) in any ABS Filing or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein or omission therefrom results (or is alleged to have resulted) from an error (a "Pool Error") in the information concerning the characteristics of the Receivables furnished by the Depositor to the Underwriter in writing or by electronic transmission that was used in the preparation of any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) included in such ABS Filing (or amendment or supplement thereof). The indemnity provided for in this Section 7 shall be in addition to any liability which DFS and the Depositor may otherwise have. Neither DFS nor the Depositor will, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Representative or any person who controls the Representative is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of all of the Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Depositor and DFS, each of their respective directors, each of their respective officers who signed the Registration Statement, and each person, if any, who controls the Depositor and DFS, respectively, within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to (i) untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Depositor through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in each case as specified in the related Terms Agreement, or (ii) any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) furnished to the Depositor by such Underwriter through the Representative pursuant to Section 9 or Section 10, or directly by such Underwriter, to the extent that such materials were delivered to investors by such Underwriter, and incorporated by reference in such Registration Statement or the related Prospectus or any amendment or supplement thereof (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof, resulting from any Pool Error). The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this Section 7. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         Section 8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 7 is for any reason unavailable or insufficient, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), the Depositor and DFS, jointly and severally, on the one hand, and the Underwriters (as applicable), on the other, in order to provide for just and equitable contribution, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said
Section 7 incurred by the Depositor, DFS and one or more Underwriters, as incurred, in such proportions that (i) each applicable Underwriter is responsible for that portion represented by the percentage that the underwriting discount received by it bears to the initial public offering price of the related Series of Securities, and the Depositor and DFS shall be jointly and severally responsible for the balance or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such proportion but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor, DFS or the Underwriters, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Depositor, DFS and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this Section 8. Notwithstanding the other provisions of this Section 8, an Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which such Securities were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations, and not joint, and contributions among Underwriters shall be governed by the provisions of the Deutsche Banc Alex. Brown Inc. Master Agreement Among Underwriters. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter and each officer of the Depositor or DFS who signed the Registration Statement, and each person, if any, who controls the Depositor or DFS within the meaning of Section 15 of the Act shall have the same rights to contribution as the Depositor and DFS.

         Section 9. Computational Materials and Structural Term Sheets. (a) Not later than 5 p.m., New York time, on the business day before the date on which the applicable ABS Filing relating to the Securities of a Series is required to be filed by the Depositor with the Commission pursuant to Section 5(b) hereof, the Representative shall deliver to the Depositor a complete copy of all materials provided by the Underwriters to prospective investors in such Securities that constitute (i) "Computational Materials" within the meaning of the no-action letter dated May 20, 1994, issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured

Asset Corporation and the no-action letter dated May 27, 1994, issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"), the filing of which material is a condition of the relief granted in such letters (such materials being the "Computational Materials") and (ii) "Structural Term Sheets" within the meaning of the no-action letter dated February 17, 1995, issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter"), the filing of which material is a condition of the relief granted in such letter (such materials being the "Structural Term Sheets"); prior to such delivery by the Representative to the Depositor of such materials, the Representative shall notify, or cause to be notified, the Depositor or its counsel by telephone of its intention to deliver such materials and the approximate date on which such delivery of such materials is expected to occur.

         (b) Each Underwriter represents and warrants to and agrees with the Depositor, as of the date of the related Terms Agreement and as of the related Closing Date, that:

                  (i) the Computational Materials furnished to the Depositor pursuant to Section 9(a) constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof to the Depositor that are required to be filed with the Commission with respect to the related Securities in accordance with the Kidder Letters, and such Computational Materials comply with the requirements of the Kidder Letters; and

                  (ii) the Structural Term Sheets furnished to the Depositor pursuant to Section 9(a) constitute all of the materials furnished to prospective investors by the Underwriter prior to the time of delivery thereof to the Depositor that are required to be filed with the Commission as "Structural Term Sheets" with respect to the related Securities in accordance with the PSA Letter, and such Structural Term Sheets comply with the requirements of the PSA Letter.

         (c) If, at any time when a prospectus relating to the Securities of a Series is required to be delivered under the Act, it shall be necessary to amend or supplement the related Prospectus and Prospectus Supplement as a result of an untrue statement of a material fact contained in any Computational Materials or Structural Term Sheets provided by the Underwriters pursuant to this Section 9 or the omission to state therein a material fact required, when considered in conjunction with the related Prospectus and Prospectus Supplement, to be stated therein or necessary to make the statements therein, when read in conjunction with the related Prospectus and Prospectus Supplement, not misleading, or if it shall be necessary to amend or supplement any ABS Filing relating to any Computational Materials or Structural Term Sheets to comply with the Act or the Rules and Regulations, the Representative promptly will prepare and furnish to the Depositor for filing with the Commission an amendment or supplement that will correct such statement or omission or an amendment which will effect such compliance.

         Section 10. Collateral Term Sheets. (a) Prior to the delivery of any "Collateral Term Sheet" within the meaning of the PSA Letter, the filing of which material is a condition of the relief granted in such letter (such material being the "Collateral Term Sheets" and together with

Structural Term Sheets, referred to herein as "ABS Term Sheets"), to a prospective investor in Securities of a Series, the Representative shall, in order to facilitate the timely filing of such material with the Commission, notify the Depositor and its counsel by telephone of its intention to deliver such materials and the approximate date on which the first such delivery of such materials is expected to occur. Not later than 2 p.m., New York time, on the business day immediately following the date on which any Collateral Term Sheet was first delivered to a prospective investor in such Securities, the Representative shall deliver to the Depositor a complete copy of all materials provided by the Underwriters to prospective investors in the Securities that constitute "Collateral Term Sheets." At the time of each such delivery, the Representative shall indicate in writing that the materials being delivered constitute Collateral Term Sheets.

         (b) Each Underwriter represents and warrants to and agrees with the Depositor as of the date of the related Terms Agreement and as of the related Closing Date, that the Collateral Term Sheets furnished to the Depositor pursuant to Section 10(a) constitute all of the materials furnished to prospective investors by such Underwriter prior to time of delivery thereof to the Depositor that are required to be filed with the Commission as "Collateral Term Sheets" with respect to the related Securities in accordance with the PSA Letter, and such Collateral Term Sheets comply with the requirements of the PSA Letter.

         (c) If, at any time when a prospectus relating to the Securities of a Series is required to be delivered under the Act, it shall be necessary to amend or supplement the related Prospectus and Prospectus Supplement as a result of an untrue statement of a material fact contained in any Collateral Term Sheets provided by the Underwriters pursuant to this Section 10 or the omission to state therein a material fact required, when considered in conjunction with the related Prospectus and Prospectus Supplement, to be stated therein or necessary to make the statements therein, when read in conjunction with the related Prospectus and Prospectus Supplement, not misleading, or if it shall be necessary to amend or supplement any ABS Filing relating to any Collateral Term Sheets to comply with the Act or the Rules and Regulations, the Representative promptly will prepare and furnish to the Depositor for filing with the Commission an amendment or supplement that will correct such statement or omission or an amendment which will effect such compliance.

         Section 11. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of each of DFS, the Depositor or its officers and of the Underwriters set forth in or made pursuant to this Underwriting Agreement and the related Terms Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, DFS, the Depositor or any of their respective representatives, officers or directors of any controlling person, and will survive delivery of and payment for the related Securities.

         Section 12. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail on a Closing Date to purchase the related Securities which it or they are obligated to purchase under this Underwriting Agreement and the applicable Terms Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth and under the applicable Terms Agreement; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

         (a) if the principal amount of Defaulted Securities does not exceed 10% of the principal amount of such Series of Securities to be purchased pursuant to such Terms Agreement, each of the non-defaulting Underwriters named in such Terms Agreement shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the principal amount of Defaulted Securities exceeds 10% of the principal amount of such Series of Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section 12 shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of the related Terms Agreement, either the Representative or the Depositor shall have the right to postpone the related Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, Prospectus or Prospectus Supplement or in any other documents or arrangements.

         Section 13. Notices. All communications hereunder will be in writing and:

                  (i) if sent to the Underwriters, will be mailed, delivered or sent by facsimile transmission and confirmed to the Representative at:

                         Deutsche Banc Alex. Brown Inc.
                         31 West 52nd Street
                         New York, New York  10019
                         Attention:  Richard Lawrence
                         Facsimile:  (212)-469-7210


                  (ii) if sent to the Depositor, will be mailed, delivered or sent by facsimile transmission, and confirmed to it at:

                         Deutsche Recreational Asset Funding Corporation c/o Deutsche Financial Services Corporation
                         655 Maryville Centre Drive
                         St. Louis, Missouri  63141
                         Attention:  Richard Schumacher
                         Telephone:  (314) 523-3950

                         Facsimile:  (314) 523-3993;

                  (iii) if sent to DFS, will be mailed, delivered or sent by facsimile transmission, and confirmed to it at:

                         Deutsche Financial Services Corporation
                         55 Maryville Centre Drive
                         St. Louis, Missouri  63141
                         Attention:  Richard Schumacher
                         Telephone:  (314) 523-3950
                         Facsimile:  (314) 523-3993;

or to such other address as DFS, the Depositor or the Representative may designate in writing to the other parties hereto.

         Section 14. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the Underwriters, DFS and the Depositor and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligations hereunder.

         Section 15. Governing Law. THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERWRITING AGREEMENT AND ANY TERMS AGREEMENT, AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT, AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OF PROCEEDING.

         Section 16. Nonpetition Covenant. Notwithstanding any prior termination of this Underwriting Agreement or any Terms Agreement, the Underwriters shall not acquiesce, petition or otherwise invoke or cause the Depositor or any Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or any Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor or any Trust.

         Section 17. Counterparts. This Underwriting Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance hereof shall constitute a binding agreement between the Underwriters, the Depositor and DFS.


                                         Very truly yours,

                                         DEUTSCHE RECREATIONAL ASSET FUNDING
                                         CORPORATION

                                         By:  /s/ Richard C. Goldman
                                              ----------------------
                                              Name: Richard C. Goldman
                                              Title: Vice President

                                         By:  /s/ Joseph B. Thomas
                                              --------------------
                                              Name: Joseph B. Thomas
                                              Title: Treasurer


                                         DEUTSCHE FINANCIAL SERVICES CORPORATION

                                         By:  /s/ Richard C. Goldman
                                              ----------------------
                                              Name: Richard C. Goldman
                                              Title: Executive Vice President

                                         By:  /s/ Joseph B. Thomas
                                              --------------------
                                              Name: Joseph B. Thomas
                                              Title: Vice President

Accepted in New York, New York,
as of the date hereof:

DEUTSCHE BANC ALEX. BROWN INC.

By:  /s/ Erik Falk
     -------------
     Name:  Erik Falk
     Title:  Managing Director


By:  /s/ Richard V. Lawrence
     -----------------------
     Name:  Richard V. Lawrence
     Title:  Vice President

Acting on behalf of itself and, if applicable, as the Representative of the Underwriters named in the related Terms Agreement.

                                    EXHIBIT A

                 DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION
                DISTRIBUTION FINANCIAL SERVICES RV TRUST _____-__

                             Asset Backed Securities

                                 TERMS AGREEMENT



                                                                          [Date]



To: Deutsche Recreational Asset Funding Corporation, as Depositor under the Trust Agreement dated as of [Date] (the "Trust Agreement").

Re: Underwriting Agreement dated as of November __, 2001 (the "Standard Terms," and together with this Terms Agreement, the "Agreement").

     Series Designation: Series _____.

         Terms of the Series Securities: Distribution Financial Services RV Trust _____-___ Asset Backed [Notes][Certificates], Class __, Class __, Class __, Class __, Class __, Class __ and Class __ [Notes][Certificates] (the "Securities") will evidence beneficial ownership interest in a pool of Receivables having the characteristics described in the Prospectus Supplement dated the date hereof. Only the Class __, Class __, Class __, Class __ and Class __ (Notes] [Certificates] (collectively, the "Offered Securities") are being sold pursuant to the terms hereof.

         Registration Statement: File Number 333-________.

         Ratings: It is a condition of Closing that at the Closing Date the Class __ and Class __ Securities be rated "___" by _________________ ("___") and "___" by _________________ ("____"); that the Class __ Securities be rated "__"
by __ and "___" by _____; that the Class __ Securities be rated "__" by ___ and "__" by ________.

         Terms of Sale of Offered Securities: The Depositor agrees to sell to Deutsche Bank Securities Inc. [and _______________________________ (the
"Underwriter[s]")] and Deutsche Bank Securities Inc. [and _____________________ each] agree[s][, severally and not jointly,] to purchase from the Depositor the Offered Securities in the principal amounts and prices set forth beneath their [respective] name[s] on Schedule 1. The purchase price for each class of the Offered Securities shall be the applicable Purchase Price Percentage set forth in Schedule 1 multiplied by the applicable principal amount.

         Cut-off Date: [Date]

         Closing Date: 10:00 A.M., New York time, on or about [Date]. On the Closing Date, the Depositor will deliver the Offered Securities to the Underwriters against payment therefor.

         Underwriter-Provided Information: The Depositor and DFS each acknowledge and agree that the information set forth in (i) the table immediately following the ________ paragraph under the caption "Underwriting" in the Prospectus Supplement dated [Date], (ii) the ______ and _______ paragraphs under such caption in such Prospectus Supplement and (iii) the table immediately following the _______ paragraph under such caption in such Prospectus Supplement, as such information relates to the Securities, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, the Prospectus or the Prospectus Supplement, and the Underwriters confirm that such statements are correct.

         Incorporation of the Standard Terms: Each of the provisions of the Standard Terms is incorporated herein by reference in its entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein and each of the representations and warranties set forth therein shall be deemed to have been made on and as of the date of this Terms Agreement, and the Standard Terms and this Terms Agreement shall be construed as, together, one and the same agreement. Without limiting the foregoing, Sections 14 through 17 of the Standard Terms are incorporated herein by reference in their entirety.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriters, Deutsche Recreational Asset Funding Corporation and Deutsche Financial Services Corporation.


                                          Very truly yours,

                                          DEUTSCHE BANC ALEX. BROWN INC.

                                          By:  _________________________________
                                               Name:
                                               Title:

                                          By:  _________________________________
                                               Name:
                                               Title:

                                          [Acting on behalf of itself and as the
                                          Representative of the Underwriters
                                          named herein.]

Accepted in New York, New York,
as of the date hereof:

DEUTSCHE RECREATIONAL ASSET FUNDING
CORPORATION


By:      ____________________________________
         Name:
         Title:

By:      ____________________________________
         Name:
         Title:

DEUTSCHE FINANCIAL SERVICES CORPORATION

By:      ____________________________________
         Name:
         Title:

By:      ____________________________________
         Name:
         Title:

                                   Schedule 1



Class               Interest                 Initial       Purchase         Approximate       Approximate
-----                 Rate                  Principal        Price            Amount             Amount
                      ----                    Amount       Percentage       Purchased by       Purchased
                                               (1)         ----------      Deutsche Banc          by
                                                                          Alex. Brown Inc.     [       ]
                                            ----------                    ----------------      -------
Class                                           $                 %            $                    $

Class                                           $                 %            $                    $

Class                                           $                 %            $                    $

Class                                           $                 %            $                    $

Class                                           $                 %            $                    $

Total/                                          $                 %            $                    $
Wtd Avg

(1)  Approximate.

                                    EXHIBIT B

         1. DFS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which failure to so qualify would have a material adverse effect on its business and financial condition.

         2. The Depositor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and is duly qualified to transact business and is in good standing in each jurisdiction in the United States in which the conduct of its business or the ownership of its property requires such qualification.

         3. The Depositor has the corporate power and corporate authority to carry on its business as described in the Prospectus and to own its own assets in connection therewith.

         4. DFS and the Depositor each has the requisite power to execute and deliver each Agreement (as applicable), Terms Agreement and the Underwriting Agreement and to perform its obligations thereunder.

         5. Each of the Agreements (as applicable), Terms Agreement and the Underwriting Agreement has been duly and validly authorized, executed and delivered by each of DFS and the Depositor, and each constitutes the valid, legal and binding obligation of each of DFS and the Depositor, enforceable against each of DFS and the Depositor in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         6. The Securities of the applicable Series have been duly and validly authorized, and, when duly and validly executed and delivered in accordance with the related Agreement, and following delivery to and payment therefor by the Underwriters as provided in the related Terms Agreement, will be validly issued and outstanding and entitled to the benefits of the related Agreement.

         7. Neither the execution and delivery by DFS or the Depositor of any Agreement (as applicable), a Terms Agreement or the Underwriting Agreement nor the consummation of DFS or the Depositor of the transactions therein contemplated, nor the issuance of the Securities of a Series by a Trust or the public offering thereof as contemplated in the Prospectus and Prospectus Supplement, will conflict with or result in a breach of, or constitute a default (with notice or passage of time or both) under, or result in the imposition of any lien, charge or encumbrance upon any of the property or assets of DFS or the Depositor (except as required or permitted pursuant thereto) pursuant to any indenture, mortgage, contract or other instrument to which DFS or the Depositor is party or by which any of them is bound, nor will such action violate any provision of the certificate of incorporation or by-laws of DFS or the Depositor. To the best of such counsel's knowledge and information, the execution and delivery of the Agreements, a Terms Agreement and the Underwriting Agreement and the consummation of the transactions contemplated thereby will not result in the violation of the provisions of any applicable federal or Missouri law, administrative regulation or court decree.

         8. There are no legal or governmental proceedings pending or, to the knowledge of such counsel, threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein, and all pending legal or governmental proceedings to which DFS or the Depositor is a party or to which any of its property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material. There are no legal or governmental proceedings pending or, to the best of such counsel's knowledge and information, threatened (A) asserting the invalidity of an Agreement or the Securities of a Series, (B) seeking to prevent the issuance of such Securities or the consummation by DFS or the Depositor of any of the transactions contemplated by the Agreements, a Terms Agreement or the Underwriting Agreement or (C) which might materially and adversely affect the performance by DFS or the Depositor of its obligations under the Agreements (as applicable), a Terms Agreement or the Underwriting Agreement.

         9. No consent, approval, authorization or order of, or registration, filing or declaration with, any court or governmental agency or body is required in connection with (i) the execution and delivery by DFS or the Depositor of the Agreements (as applicable), a Terms Agreement or of the Underwriting Agreement or the performance by DFS or the Depositor of any of its obligations therein or
(ii) the offer, sale or delivery of the Securities of a Series, except such as shall have been obtained or made, as the case may be, or will be obtained or made, as the case may be, prior to the applicable Closing Date.

         10. Each of DFS and the Depositor possesses all material licenses, certificates, authorities or permits issued by the appropriate state or federal regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus as amended and supplemented, except to the extent that the failure to have such licenses, certificates, authorities or permits does not have a material adverse effect on the Securities of a Series or the financial condition of DFS or the Depositor, and neither DFS nor the Depositor has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition.

         11. The Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission. The Registration Statement and the Prospectus as amended and supplemented (other than the financial statements and other accounting information contained in the Registration Statement or the Prospectus, or omitted therefrom, as to which such counsel does not express any opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

         12. There are no contracts or other documents required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not so filed or described as required.

         13. The Securities, each Agreement and the Underwriting Agreement each conform in all material respects with the descriptions thereof contained in the Registration Statement and the Prospectus.

         14. Each of DFS and the Depositor has full power and authority to sell and assign the related Receivables and has duly authorized its sale and assignment of such property by all necessary corporate action.

         15. All filings necessary under applicable law to perfect the transfer of the related Receivables by DFS to the Depositor pursuant to the related Agreement have been made and, provided that DFS does not change its name or its jurisdiction of incorporation to a state other than Nevada, no other filings (other than the filing of continuation statements) need be made to maintain the perfection of the sale of such Receivables to the Depositor pursuant to the related Agreement.

         16. Immediately prior to the transfer of the related Receivables to the Trust, the Depositor is the sole owner of all right, title and interest in, and has good and marketable title to, such Receivables to be transferred by it to the Trust. The assignment of the related Receivables, all documents and instruments relating thereto and all proceeds thereof to the Trust, pursuant to the related Agreement, vest in the Trust all interests which are purported to be conveyed thereby, free and clear of all liens, security interests, encumbrances or other rights of others, except as specifically permitted pursuant to the related Agreement.

         17. Immediately prior to the transfer of the related Receivables to the Trust, the Depositor's interest in such Receivables and the proceeds of each of the foregoing were perfected, to the extent any filing was necessary to effect such perfection, upon the appropriate filing of the UCC-1 financing statement, the form of which is attached to such opinion, and constituted a perfected ownership interest therein, free and clear of all liens, security interests, encumbrances and other rights of others, except as specifically permitted pursuant to the related Agreement. If a court concludes that the transfer of the related Receivables from the Depositor to the Trust is a sale, the interest of the Trust in such Receivables and the proceeds of each of the foregoing was perfected, to the extent any filing was necessary to effect such perfection, upon the appropriate filing of the UCC-1 financing statement, the form of which is attached to such opinion, and constitutes a perfected ownership interest therein, free and clear of all liens, security interests, encumbrances and other rights of others, except as specifically permitted pursuant to the related Agreement. If a court concludes that such transfer is not a sale, the related Agreement constitutes a grant by the Depositor to the Trust of a valid security interest in the related Receivables and the proceeds of each of the foregoing, which security interest was perfected upon the appropriate filing of the UCC-1 financing statement, the form of which is attached to such opinion, and constitutes a first priority perfected security interest therein. No filing or other action, other than the appropriate filing of the UCC-l financing statements, is necessary to perfect and maintain the ownership interest or the security interest of the Trust in the related Receivables and the proceeds of each of the foregoing against third parties.

         18. If applicable, immediately prior to the grant of the related Receivables to the Indenture Trustee, the related Trust is the sole owner of all right, title and interest in, and has good and marketable title to, such Receivables to be granted by it to the Indenture Trustee. The assignment of the related Receivables, all documents and instruments relating thereto and all proceeds thereof to the Indenture Trustee, pursuant to the related Indenture, vest in the Indenture Trustee all interests which are purported to be conveyed thereby, free and clear of all liens, security interests, encumbrances or other rights of others, except as specifically permitted pursuant to the related Indenture.

         19. If applicable, immediately prior to the grant of the related Receivables to the Indenture Trustee, the related Trust's interest in such Receivables and the proceeds of each of the foregoing were perfected, to the extent any filing was necessary to effect such perfection, upon the appropriate filing of the UCC-1 financing statement, the form of which is attached to such opinion, and constituted a perfected ownership interest therein, free and clear of all liens, security interests, encumbrances and other rights of others, except as specifically permitted pursuant to the related Indenture. The related Indenture constitutes a grant by the related Trust to the Indenture Trustee of a valid security interest in the related Receivables and the proceeds of each of the foregoing, which security interest was perfected upon the appropriate filing of the UCC-1 financing statement, the form of which is attached to such opinion, and constitutes a first priority perfected security interest therein. No filing or other action, other than the appropriate filing of the UCC-l financing statements, is necessary to perfect and maintain the security interest of the Indenture Trustee in the related Receivables and the proceeds of each of the foregoing against third parties.

         20. The related Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended. If applicable, the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

         21. None of DFS, the Transferor, the Depositor or the related Trust is (and none of them will, as a result of the offer and sale of the Securities of a Series, be) an "investment company" or "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         22. If applicable, the Class or Classes of Securities of a Series so designated in the related Prospectus Supplement will be "eligible securities" within the meaning of paragraph (a) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

         23. The statements in the Prospectus Supplement under the headings "Summary of Terms -- Tax Status," "Summary of Terms -- ERISA Considerations," "Summary of Terms --Legal Investment," "Description of the Notes," "Description of the Transfer and Servicing Agreements," "Federal Income Tax Consequences," "State and Local Tax Consequences" and "ERISA Considerations" and in the Prospectus under the heading "Description of the Notes," "Description of the Certificates," "Certain Information Regarding the Securities," "Description of the Transfer and Servicing Agreements," "Certain Legal Aspects of the Receivables," "Federal Income Tax Consequences," "State and Local Tax Consequences" and "ERISA Considerations," to the extent that they constitute matters of law or legal conclusions with respect thereto, were prepared or reviewed by such counsel and are correct in all material respects.

         24. Nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and Prospectus Supplement, at the date thereof or on the applicable Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    EXHIBIT C

         1. The Trustee has been duly incorporated, formed or organized and is validly existing in good standing under the laws of the jurisdiction governing its incorporation, formation or organization with full trust power and authority to enter into and perform its obligations under the related Agreement.

         2. The related Agreement has been duly executed and delivered by the Trustee, and, insofar as the laws governing the trust powers of the Trustee are concerned and assuming due authorization, execution and delivery thereof by each of the Depositor and DFS (as applicable), such Agreement constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganizations or other similar laws relating to or affecting the enforcement of creditor' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         3. The related Securities have been duly executed, authenticated and delivered by the Trustee.

         4. Neither the execution nor delivery by the Trustee of the related Agreement, nor the consummation of any of the transactions by the Trustee contemplated thereby required the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under any existing federal or related state law governing the trust powers of the Trustee, except such as have been obtained, made or taken.